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                                                                    EXHIBIT 10.4

                            REVOLVING LOAN AGREEMENT

         This Agreement dated July 2, 1999, made by and between INTELLIGENT SYSTEMS CORPORATION, a Georgia corporation, ("Borrower") and FIDELITY NATIONAL BANK, a national bank, ("BANK").

                                   WITNESSETH:

         That for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual promises herein made, Bank and Borrower, intending to be legally bound, agree as follows:

                          ARTICLE I -THE REVOLVING LOAN

         SECTION 1.1. Bank hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Bank, upon the terms and conditions, set forth in this Agreement, the principal sum of up to ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) (the "Revolving Loan"). Borrower's obligation to repay the Revolving Loan and the interest thereon shall be evidenced by a commercial promissory note (the "Note") in form and substance satisfactory to Bank. Until the earlier of June 30, 2000, or the occurrence of any Event of Default (as defined under Article VI of this Agreement), or written notice to Borrower of Bank's election to terminate the availability of new advances under this Agreement (which notice Bank may give at its discretion, in the event an Event of Default has occurred or is threatened), Borrower may borrow hereunder in minimum advances of $5,000.00, prepay the principal sum of advances in whole or in part without penalty, and reborrow hereunder, so long as the aggregate unpaid principal balance of such advances does not exceed the maximum principal amount set forth in the preceding sentence of this Section 1.1. Bank may require at any time that advances be made upon at least one banking day's notice to Bank. Bank may also require at any time that advances be requested in writing on Bank's advance request form. Bank may disburse each loan by credit to Borrower's transaction account with Bank, by check, or in such other manner as Borrower and Bank may agree.

         SECTION 1.2. Borrower agrees to pay interest on the Revolving Loan at the rate(s), on the date(s), and calculated by the method, set forth in the Note.

         SECTION 1.3. Unless payment is required to be made earlier under the terms of the Note or pursuant to Section 6.2 of this Agreement following an Event of Default, Borrower shall pay the unpaid principal balance of the Revolving Loan in full on the maturity date of the Note.

         SECTION 1.4. For the privilege of having the Revolving Loan available, until the earlier of the termination of this Agreement or the effective date of Bank's election to terminate the availability of new loans, Borrower agrees to pay to Bank a loan fee of $5,000.00 to be paid on the date hereof.

                             ARTICLE 11 - COLLATERAL

         SECTION 2.1. The repayment by Borrower of its indebtedness under the Revolving Loan and the Note, and the performance by Borrower of all obligations under this Agreement, shall be secured by every security agreement (every "Security Agreement") which secures obligations so defined as to include the Revolving Loan or the Note, and by certain stock interests of Borrower as more particularly described in the Note (herein the "Collateral").

         SECTION 2.2. Borrower shall execute and deliver, or shall cause to be executed and delivered, such documents relating to the Collateral as Bank may from time to time request.

       ARTICLE III - REPRESENTATIONS AND WARRANTIES; CONDITIONS PRECEDENT

         SECTION 3.1. Borrower is a Georgia corporation duly organized and existing under the laws of the State of Georgia, and is qualified to do business in all jurisdictions in which it conducts its business.

         SECTION 3.2. The execution and delivery by Borrower of, and the performance by Borrower of its obligations under, this Agreement, the Note and the Security Agreements have been duly authorized by all requisite action on the part of Borrower and do not and will not (i) violate any provision of Borrower's articles of incorporation by-laws, or other organizational documents, any law or any judgment, order or ruling of any court or governmental agency, or (ii) be in conflict with, result in a breach of, or constitute, following notice or lapse of time or both, a default under any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound.

         SECTION 3.3. Each of this Agreement and the Note is the legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms.

         SECTION 3.4. There are no pending or threatened actions or proceedings before any court or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

         SECTION 3.5. The financial statements previously delivered by Borrower to Bank, fairly and accurately presents the financial condition of Borrower as of such date and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of that financial statement, there has been no material adverse change in the financial condition of Borrower, and, after due inquiry, there exists no material contingent liability or obligation assertable against Borrower.

         SECTION 3.6. All federal, state and other tax returns of Borrower required by law to be filed have been completed in full and have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

         SECTION 3.7. The obligations of Borrower under this Agreement and the Note are not subordinated in right of payment to any other obligation of Borrower.

         SECTION 3.8. Borrower possesses all permits, memberships, franchises, contracts, licenses, trademark rights, trade names, patents, and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, permission, authorization, order or license of, any individual, entity, or governmental authority is necessary in connection with the execution delivery, performance or enforcement of this Agreement or the Note.

         SECTION 3.9. No event has occurred and is continuing which is, or which with the giving of notice or lapse of time or both would be, an Event of Default (as defined in Article VI) of this Agreement.

         SECTION 3.10. Borrower has good and marketable title to all of its properties and assets including, without limitation, the Collateral and the properties and assets reflected in the above-described financial statement.

         SECTION 3.11. The minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") have been met at all times with respect to all "plans" of Borrower to which such standards apply; Borrower has not made a "partial withdrawal" or a "complete withdrawal" from any "multiemployer plan"; and no "reportable event" or "prohibited transaction" has occurred with respect to any such "plan" (as all of the quoted terms are defined in ERISA).

         SECTION 3.12. Except as otherwise expressly disclosed by Borrower to Bank in writing on the date of this Agreement: No "hazardous substance" (as that term is defined in Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ["CERCLA"]) has been released, discharged, disposed of, or stored on any of Borrower's owned or leased real or personal property by Borrower, by any third party, or by any predecessor in interest of title to Borrower; Borrower and all of Borrower's properties are in compliance with all applicable local, state and federal environmental laws and regulations; no notice has been served on Bark by any governmental authority or any individual or entity claiming violation of any environmental protection law or regulation, or demanding compliance with any environmental protection law or regulation, or demanding payment, indemnity, or contribution for any environmental damage or injury to natural resources; no



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"hazardous substance" (as defined in CERCLA) is produced or used in Borrower's business; and no improvement of any real property owned or leased by Borrower contains any asbestos, including, without limitation, asbestos, insulation on ceilings, piping or structural members or supports.

         SECTION 3.13. Bank shall not be obligated to make any loan under the Revolving Loan until Borrower shall have furnished Bank, at Borrower's expense, such evidence as Bank shall require regarding the truth or continued truth of the foregoing representations and warranties, including, without limitation, opinions of Borrower's outside legal counsel, opinions and certificates of Borrower's independent certified public accountants, surveys, appraisals, environmental audits by qualified environmental engineers selected by Bank, reports of other independent consultants selected by Bank, and certificates of Borrower's officers. All such evidence must be in form and content satisfactory to Bank.

         SECTION 3.14. As of the date of this Agreement, the stock interest held by Borrower in Paysys International, Inc., a Florida corporation, and pledged as part of the Collateral, represents 30% of the outstanding shares of said corporation.

         SECTION 3.13. Borrower hereby represents and warrants to Bank that it is currently "Millennium Compliant" (as defined in Section 4.14 hereinbelow.

                        ARTICLE IV - AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Revolving Loan or under the Note, Borrower shall:

         SECTION 4.1 Deliver to Bank (i) unaudited income and expense statements, copies of Borrower's filings with the Securities and Exchange Commission and such additional analytical information as previously provided to Bank immediately following the dates of Borrower's filings with the Securities and Exchange Commission, (ii) within 120 days after the end of each fiscal year of Borrower's statements of income and retained earnings of Borrower for the just-ended fiscal year, and a balance sheet of Borrower as of the end of such year, audited by the present independent certified public accountants of Borrower or by such other firm of independent public accountants as may be designated by Borrower and be satisfactory to Bank, and (iii) with reasonable promptness, such other information as Bank may reasonably request.

         SECTION 4.2. Maintain its books, accounts and records in accordance with generally accepted accounting principles and shall permit any person or entity designated in writing by Bank to visit and inspect any of its properties, books and financial records, and to make copies thereof and take extracts therefrom, and to discuss Borrower's financial affairs with Borrower's financial officers and accountants.

         SECTION 4.3. Pay and discharge all taxes, assessments, fees, withholdings and other governmental charges or levies imposed upon it, or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, unless the legality thereof shall be promptly and actively contested in good faith by appropriate proceedings, and unless adequate reserves for such liability are maintained by Borrower pending determination of such contest.

         SECTION 4.4. Maintain its existence in good standing in the state of its organization or incorporation and its qualification and good standing in all jurisdictions where such qualification is required under applicable law, and conduct its business in the manner in which it is now conducted subject only to changes made in the ordinary course of business.

         SECTION 4.5. Promptly notify Bank in writing of the occurrence of any Event of Default or of any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower.

         SECTION 4.6. Maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower's and such other insurance as Bank may require, including, without limitation, fire, public liability, casualty, property damage, flood damage, and worker's compensation insurance. Borrower shall deliver to Bank from time to time at Bank's request copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect.

         SECTION 4.7. Keep all of its properties in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properly shall be fully and efficiently preserved and maintained.

         SECTION 4.8. Perform or take, on request of Bank, such action as may be necessary or advisable to perfect any lien or security interest in the Collateral or otherwise to carry out the intent of this Agreement.

         SECTION 4.9. Pay or reimburse Bank for any out-of-pocket expenses, including attorneys' fees, incurred by Bank in preparing or enforcing this Agreement, the Note, and the Security Agreements, or in collecting the Revolving Loan and any other sums due under the Note or this Agreement after default by Borrower in the payment thereof.

         SECTION 4.10. Fund all of its "plans" to which the minimum funding standard, of Section 301 of ERISA apply in accordance with such standards; furnish Bank, promptly upon Bank's request, copies of all reports or other statements filed with, or received from, the United States Department of Labor, the Internal Revenue Service, or the Pension Benefit Guaranty Corporation with respect to all of Borrower's "plans"; and promptly advise Bank of the occurrence of any "reportable event" or "prohibited transaction" with respect to any such "plan" (as all of the quoted terms are defined in ERISA).

         SECTION 4.11. Maintain its principal transaction and depository accounts with Bank.

         SECTION 4.12. Use the proceeds of the Revolving Loan only for working capital and general corporate purposes.

         SECTION 4.13. In the event the price of the common stock of Media Metrix, Inc., a Delaware corporation, held by Borrower and pledged as part of the Collateral to Bank, falls below eighteen dollars ($18.00) per share, Borrower agrees that it shall supply to Bank additional collateral sufficient to fully collateralize the Loan, which additional collateral shall be sufficient to Bank in its sole and absolute discretion. The failure of Borrower to supply such sufficient additional collateral to Bank hereunder shall be deemed an event of default under the Note and this Agreement.

         SECTION 4.14. Borrower shall be "Millennium Compliant." As set forth herein, Millennium Compliant means that software, hardware, embedded microchips and other processing capabilities utilized by, and material to, the business operations ("Systems") of Borrower functions accurately and consistently accept date input, provide date output and perform calculations on dates before, during and after January 1, 2000 without interruption and without any change in operations associated with the advent of the year 2000. Upon request by the Bank, Borrower shall provide to the Bank its plan to become Millennium Compliant and status reports on the implementation of the same, or such other information which is sufficient to demonstrate that Borrower will be Millennium Compliant.

                         ARTICLE V - NEGATIVE COVENANTS

         Borrower covenants and agrees that, without the prior written consent of Bank, so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Revolving Loan or under the Note, Borrower shall not:

         SECTION 5.1. Use any proceeds of the Revolving Loan except for the purposes stated in Section 4.13.

         SECTION 5.2. Create, incur, assume, or suffer to exist any indebtedness of any description whatsoever not existing as of the date of this Agreement, except (i) indebtedness incurred under this Agreement, and (ii) any trade indebtedness incurred in the ordinary course of business payable within 60 days of its incurrence

         SECTION 5.3. Without the prior written consent of Bank, merge, consolidate or sell, lease, transfer or otherwise dispose all or any substantial portion of its assets, except sales of stock interests owned by Borrower in the ordinary course of business; or change its name; or change its location of its chief executive office.

         SECTION 5.4. Without the prior written consent of Bank, grant any lien on or security interest in, or otherwise encumber, any of its receivables, inventory or the Collateral, and, except for liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves are being maintained by Borrower and those liens disclosed to Bank by Borrower in writing prior to the execution of this Agreement, Borrower shall not permit to exist any lien, security interest or other encumbrance on any of its receivables or inventory.

         SECTION 5.5. Take, or fail to take, any act if such act or failure to act results in the imposition of withdrawal liability under Title IV of ERISA.


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                   ARTICLE VI - EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1. Anyone or more of the following shall constitute an Event of Default hereunder by Borrower:

         (a) Failure to pay when due any payment of principal or interest due on the Note or any other sum due hereunder within five (5) days of the due date of such payment; or

         (b) Failure to pay when due any payment of principal or interest due on any other obligation for money borrowed or the deferred purchase price of goods or services; or

         (c) Default under any Security Agreement or any other document, note, agreement, mortgage, security agreement, instrument, or understanding with, held by, or executed in favor of Bank, which default remains uncured ten (10) days after written notice of such default from Bank to Borrower; or

         (d) Should any representation or warranty contained herein or made by or furnished on behalf of Borrower in connection herewith be false or misleading in any material respect as of the date made; or

         (e) Failure to perform or observe any covenant or agreement contained in Articles IV or V of this Agreement, which default remains uncured ten (10) days after written notice of such default from Bank to Borrower; or

         (f)      Failure to pay its debts generally as they become due; or

         (g) Borrower's making or taking any action to make an assignment for the benefit of creditors, or petitioning or taking any action to petition any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or commencing or taking any action to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or debtor relief law or statute of any jurisdiction, whether now hereafter in effect, including, without limitation, any chapter of the federal Bankruptcy Code, or, if there shall have been filed or commenced against Borrower any such petition, application or proceeding which is not dismissed within 30 days or in which all order for relief is entered; or should Borrower by any act or omission indicate its approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a Custodian, receiver or any trustee for it or any substantial part of any of its properties; or should Borrower suffer to exist any such custodianship, receivership or trusteeship, or

         (h) Borrower's concealing, removing, or permitting to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or making or suffering a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or making any transfer of its property to or for the benefit, of a creditor at a time when other creditors similarly situated have not been paid, or suffering permitting, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within 30 days after the date thereof, or

         (i) Occurrence of any of the following with respect to Borrower: dissolution or cessation of business or insolvency.

         SECTION 6.2. Upon the occurrence and continuation of an Event of Default, Bank may (i) terminate all obligations of Bank to Borrower, including, without limitation, all obligations to lend money under this Agreement, (ii) declare immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived, the Note and any other note of Borrower held by Bank, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, principal, accrued interest and costs of collection (including, without limitation, a reasonable attorney's fee if collected by or through an attorney who is not a salaried employee of Bank, in bankruptcy or in other judicial proceedings) and (iii) pursue any remedy available to it under this Agreement, under the Note, under any other note of Borrower held by Bank, under any Security Agreement or available at law or in equity.

                           ARTICLE VII - DEFINITIONS

         SECTION 7.1.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         (a) Accounting terms used in this Agreement such as "net income", "working capital", "current assets", "current liabilities", "tangible net worth", and "total liabilities" shall have the meanings normally given them by, and shall be calculated, both as to amounts and classification of items, in accordance with, generally accepted accounting principles.

         (b) "Agreement" means this Revolving Loan Agreement, as amended or supplemented in writing from time to time.

         (c) "Bank" means the banking corporation or association named in the first sentence of this Agreement and which executes this Agreement.

         (d) "Borrower". For purposes of Section 3.11, 4.10, and 5.9, such term also includes any member of a "controlled group" (as defined in ERISA) of which the named Borrower is a member.

         (c)      "CERCLA" is defined in Section 3.12.

         (f)      "Collateral" is defined in Section 2, 1.

         (g)      "ERISA" is defined in Section 3.11.

         (h)      "Event of Default" is defined in Section 6.1.

         (i) "Note" is defined in Section 1.1 and includes any promissory note or notes given in extension or renewal of, or in substitution for, the original Note.

         (j)      "Revolving Loan" is defined in Section 1.1.

         (k)      "Security Agreement" is defined in Section 2.1.

                          ARTICLE VIII - MISCELLANEOUS

         SECTION 8.1. No delay or failure on the part of Bank in the exercise of any right, power or privilege granted under this Agreement or the Note, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against bank unless made in writing and signed by Bank, and then only to the extent expressly specified therein.

         SECTION 8.2. All notices and communications provided for hereunder shall be in writing, delivered by hand or sent by first-class or certified mail, postage prepaid to the following addresses:

                         (a) If to Bank,         Fidelity National Bank
                                                 3490 Piedmont Road
                                                 Suite 1450
                                                 Atlanta, Georgia 30305

                         (b) If to Borrower,     Intelligent Systems Corporation
                                                 4355 Shackleford Road
                                                 Norcross, Georgia 30093
                                                 Attn: Bonnie Herron

         Either Borrower or Bank, or both, may change its addresses for notice purposes by notice to the other party in the matter provided herein.

         SECTION 8.3. This Agreement and the Note shall be governed by and construed and enforced in accordance with the substantive laws of the United States and the state in which the principal; office of Bank is located without regard to that state's rules governing conflicts of law.

         SECTION 8.4. All representations and warranties contained in this Agreement or made or furnished on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Note, shall be deemed to be made anew each time Borrower requests a loan under this Agreement, and shall survive until the Revolving Loan and all interest thereon are paid in full.


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         SECTION 8.5. This Agreement shall bind and inure to the benefit of
Borrower and Bank, and their respective successors and assigns: provided, however, Borrower shall have no right to assign its rights or obligations hereunder to any person or entity.

         SECTION 8.6. Time is of the essence in the payment and performance of every term and covenant of this Agreement and the Note.

         SECTION 8.7. This Agreement may be amended or modified, and Borrower may take any action herein prohibited, or omit to perform any action required to be performed by it, only if Borrower shall obtain the prior written consent of Bank to such amendment, modification, action or omission to act, and no course of dealing between Borrower and Bank shall operate as a waiver of any right, power or privilege granted under this Agreement, under the Note or the Security Agreements, or available at law or in equity. This Agreement, the Note and the Security Agreements contain the entire agreement between Borrower and Bank regarding the Revolving Loan and the Collateral. No oral representations or statements shall be binding on Bank, and no agent of Bank has the authority to vary the terms of this Agreement except in writing on the face hereof or on a Security page attached hereto.

         SECTION 8.8. All rights, powers and privileges granted hereunder shall be cumulative, and shall not be exclusive of any other rights, powers and privileges granted by the Note or any other document or agreement, or available at law or in equity.

         SECTION 8.9. Upon the occurrence and during the continuation of an Event of Default, Borrower recognizes Bank's right, without notice or demand, to apply any indebtedness due or to become due to Borrower from Bank in satisfaction of any of the indebtedness, liabilities or obligations of Borrower under the Agreement, under the Note, or under any other note, instrument, agreement, document or writing of Borrower held by or executed in favor of Bank, including, without imitation, the right to set off against any deposits or cash collateral of Borrower held by Bank. In Addition to the right of setoff, as additional collateral for the Revolving Loan, Borrower hereby grants to Bank a continuing lien on an security interest in all deposit accounts of Borrower now or hereafter held by Bank, including all certificates of deposit now or hereafter issued to Borrower by Bank.

         SECTION 8.10. Borrower hereby agrees to indemnify Bank and its officers, directors, agents and attorneys against, and to hold Bank and all such other persons harmless from, any claims, demands, liabilities, costs, damages, and judgments (including, without limitation liability under CERCLA, the Federal Resource Conservation and Recovery Act, or other environmental law or regulation, and costs of defense and attorney's fees) resulting from, any Representation or Warranty made by Borrower or on Borrower's behalf pursuant to
Article III of this Agreement having been false when made, or resulting from Borrower's breach of any of the covenants set forth in Articles IV or V of this Agreement. This Agreement of indemnity shall be a continuing agreement and shall survive payment of the Revolving Loan and the Note and termination of this Agreement.

         WITNESS the hand and seal of the parties hereto on or as of the date first above written.

BANK:                                 BORROWER:

FIDELITY NATIONAL BANK                INTELLIGENT SYSTEMS CORPORATION,
                                      a Georgia corporation

By: /s/                               By:  /s/
   -----------------------------         ---------------------------------

Title:                                Title: Vice Pres.
      --------------------------            ------------------------------

                                      Attest: Bonnie L. Herron
                                             -----------------------------

                                      Title:  VP/Sec
                                            ------------------------------

        (BANK SEAL)                          (CORPORATE SEAL)


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